FOIA CONFIDENTIAL TREATMENT REQUESTED

UBS Warburg                                           UBS Warburg
                                                      100 Liverpool Street
                                                      London EC2M 2HR


Date:           6 April 2001 (revised)

To:             Banco Itsu S.A., Cayman Islands Branch ("Party B")

Attention:      Rodolfo Henrique Fischer
Fax No.:        55 11 237 2594

From:           UBS AG, London Branch ("Party A")

Re:             Share Option Transaction - UBS Ref: 1318575


Dear Sirs:

The purpose of this communication is to confirm the terms and conditions of put options (each a "Put Transaction") and call options (each a "Call Transaction") entered into between us on the Trade Date specified below (the Put Transactions and the Call Transactions are hereinafter collectively referred to as the "Transactions"). This communication constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions contained in the 1991 ISDA Definitions (as amended and supplemented by the 1998 Supplement) (the "1991 Definitions") and the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions") (as amended and supplemented by the 1998 ISDA Euro Definitions) all as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between the 1991 Definitions, the Equity Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of October 23, 1997, as amended and supplemented from time to time (the "Agreement") between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

Each party hereby agrees to make each payment specified in this Confirmation as being payable by it, not later than the due date in place of the account specified below (or as specified in writing to the other party at the address specified below), in freely transferable funds and in the manner customary for payments in the applicable currency.

CALL TRANSACTION

The following terms relate to the Cell Transactions:

Option Type:            Call

Seller:                 Party A

Buyer:                  Party B

Premium:                USD00.00% of the Initial Price

Premium Payment Date:   The third Business Day after the Trade Date

PUT TRANSACTION

The following terms relate to the Put Transactions:

Option Type:            Put

Seller:                 Party B

Buyer:                  Party A

Premium:                USD00.00% of the Initial Price.

Premium Payment Date:   The third Business Day after the Trade Date.


The remaining provisions of this Confirmation are applicable to both the Put Transactions and the Call Transactions.

Trade Date:             30 March 2001 (time of execution available upon
                        request)

Transfer Date:          The settlement date for the transfer from Party B to
                        Party A of 4,237,840 Shares (such transfer traded on
                        March 30, 2001).

Option Style:           European

Number of Options:      4,237,840

Option Entitlement:     One Share per Option

Initial Price:          USD4.6875

                                      FOIA CONFIDENTIAL TREATMENT REQUESTED


Strike Price:           The Initial Price, as adjusted in accordance with this
                        Confirmation.

Shares: Common Stock (Bloomberg code: AOLA) of America Online Latin America, Inc. (the "Issuer")

Exchange:               NASDAQ National Market

Related Exchange:       The principal options exchange (if any) with respect
                        to the Shares

Calculation Agent:      Party A

PROCEDURE FOR EXERCISE

Expiration Time:        16.00 hrs (local time in New York)

Expiration Date:        29 August 2002

Automatic Exercise:     Applicable

Reference Price:        The closing price per Share (without regard to any
                        after-hours trading) on the Expiration Date, as determined by the Calculation Agent.

SETTLEMENT TERMS

Physical Settlement:    Applicable; provided, however, that (subject to
                        satisfaction of the "Conditions precedent to Cash
                        Settlement") Party B may elect to cash settle the Transaction by giving notice to Party A of such election on a day (the "Election Date") no earlier than 60 Business Days before, and no later than 45
                        Business Days before, the Expiration Date.

Settlement Price:       If Physical Settlement is applicable, the
                        Settlement Price shall be the amount determined in accordance with Section 2.1(g)(iii) of the Equity
                        Definitions. If Cash Settlement is applicable, the
                        Settlement Price shall be the price determined in accordance with Section 4.4.(b)(i) of the Equity
                        Definitions.

Physical Settlement
Date: The Settlement Date shall be the date determined in accordance with Section 6.2 of the Equity Definitions.

Cash Settlement
Payment Date:           If Cash Settlement is applicable, three Currency
                        Business Days after the Valuation Date.

Failure to Deliver:     Applicable.

VALUATION FOR CASH SETTLEMENT

Valuation Time:         As the close of trading on the Exchange.

Relevant Price:         The last reported sale price on the Exchange as of
                        the Valuation Time.

Averaging Date:         The Valuation Date and each of the Exchange Business
                        Days preceding the Valuation Date.

Averaging Date
Market Division:        Modified Postponement

ADJUSTMENTS

Method of Adjustment:   Calculation Agent Adjustment

Potential Adjustment
Event:                  Section 9.1(a)(iii) of the Equity
                        Definitions is amended to read as follows:

                        "(iii) any dividend declared by the Issuer"

EXTRAORDINARY EVENTS

Consequences of Merger Events:

(a) Share-for-Share:    Alternative Obligation, provided
                        that Cancellation and Payment will apply if the New
                        Shares are NOT listed on a national securities exchange or quoted on the NASDAQ Stock Market.

(b)   Share-for-Other:  At Party A's sole discretion, Cancellation and Payment.



                                      FOIA CONFIDENTIAL TREATMENT REQUESTED



(c)   Share-for-
      Combined:         At Party A's sole discretion, Cancellation and Payment.


Nationalization or
Insolvency:             Cancellation and Payment.

ACCOUNT DETAILS

Account for payments
to Party B:                (please advise)

ADDITIONAL TERMS

Structuring Fee:        On each Structuring Fee Payment Date, Party B will
                        pay Party A a Structuring Fee calculated in accordance with the following formula:

                        *****%(1) per annum x Initial Price x number of Call Transactions remaining unexercised as at the relevant Structuring Fee Payment Date)

                        ------------
                        (1) Information has been omitted pursuant to a
                            request for FOIA confidential treatment by Itau.

Structuring Fee
Payment Date:           The 29th day (the 28th day in the case
                        of February) of each February, May, August and November, (commencing 29 May 2001) (subject to adjustment in accordance with the Modified
                        Following Business Day Convention).

Early Exercise by
Party B: Party B may exercise one or more Call Transactions on or after 29 November 2001 in accordance with this Early Exercise provision:

                        To exercise one or more Call Transactions pursuant to this Early Exercise provision, Party B must give Party A 30 Exchange Business Days prior irrevocable written notice (an "Early Exercise Notice") of Party B's election to exercise early. The notice should specify the early exercise date (an "Early Exercise Date") and the number of Call Transactions to be exercised early (the "Early Exercise Call Transactions").

Early Exercise by
Party A: Subject to the assignment right described below, if Party A determines, in its sole discretion that its "beneficial ownership" (as such term is used in Rule 13d-3 under the US Securities Exchange Act of
                        1934) of Shares would exceed 9.99% of the outstanding Shares, Party A may, upon 3 Exchange Business Days prior written notice to Party B (an "Early Exercise Notice"), early exercise number of Put Transactions sufficient to reduce such beneficial ownership below 9.99%. The notice should specify the early exercise date (an "Early Exercise Date") and the number of Put Transactions to be exercised early (the "Early Exercise Put Transactions").

Assignment Right:       If at any time, Party A is entitled to early exercise
                        Put Transactions under "Early Exercise by Party A" above, Party B shall have the right at any time prior to the Early Exercise Date with respect to a Put Transaction to cause to be assigned to a third party acceptable to Party A and Party B a number of Put Transactions and Call Transactions equal to the number of Put Transactions then subject to Early
                        Termination by Party A. Any such assignment, (i) when completed shall be in substitution for early exercise of the assigned Put Transactions by Party
                        A and (ii) shall be made only in compliance with the provisions of Section 10.1(f) of the Amended and Restated Registration Rights and Stockholders
                        Agreement, dated as of March 30, 2001 to which the Issuer and Party B are parties (the "Registration
                        Rights Agreement").

Settlement on Early
Exercise:               Following such an election to exercise early, the
                        Early Exercise Date shall be deemed to be the Expiration Date in respect of those Early Exercised
                        Call Transactions or Early Exercised Put
                        Transactions (the "Early Exercise Transactions") and payment and deliver obligations calculated accordingly.



                                      FOIA CONFIDENTIAL TREATMENT REQUESTED



                        In addition, on Early Exercise Date occurring following Early Exercise by Party B, Party B must pay Party A an Early Exercise Fee calculated in accordance with the following formulas:

                        *****%(1) x Initial Price x number of Early
                        Exercise Call Transactions exercised by Party B on the relevant Early Exercise Date.

                        ------------
                        (1) Information has been omitted pursuant to a
                            request for FOIA confidential treatment by Itau.

                        In addition, in respect of each Early Exercise, a pro-rata structuring fee calculated in accordance with the following formula is also payable by Party B in respect of the number of Early Exercise Transactions exercised on the relevant Early Exercise Date

                        *****%(1) per annum x Initial Price x number of Early Exercise Transactions exercised on the relevant Early Exercise Date x the Pro Rata Fraction

                        ------------
                        (1) Information has been omitted pursuant to a
                            request for FOIA confidential treatment by Itau.

                        where

                        "Pro Rata Fraction" equals (the number of days which have elapsed from (but excluding) the Structuring Fee Payment Date immediately preceding the relevant Early Exercise Date to (and including) the relevant Early Exercise Date) / 360

Put and Call
Correlation:            The early exercise of one or more Call Transactions
                        or Put Transactions automatically terminates a corresponding number of Put Transactions or Call
                        Transactions, as the case may be.

Representation on
Physical Settlement:    Upon the exercise of either the Call Transaction
                        or the Put Transaction for the purposes of Regulation S under the Securities Act of 1933, as amended (the "1933 Act"), Party B represents to
                        Party A that Party B is not a "U.S. Person" as that term is defined in Regulation S under the 1933 Act.

Conditions precedent
to, Cash Settlement:    Party B's right to elect Cash Settlement is subject
                        to satisfaction of the following conditions precedent:

                        1) As of the date Party B seeks to make such election, Party A determines in its sole discretion that the Shares then owned by Party A (or any affiliate of Party A) in connection with its hedge for the Transaction, are, and on the Settlement Date will be, eligible for resale pursuant to Rule 144(k) of the 1933 Act; and

                        2) Party B has no reason to believe that the Issuer does not meet the current public information requirements of Rule 144(c) of the 1933 Act. Party B will be deemed to have no reason to so believe by virtue of making an election to cash settle; and

                        3) Party A determines in its sole discretion that the Shares then owned by Party A (or any affiliate of Party A) in connection with its hedge for the Transactions, are not subject to any restriction on transfer other than those arising under federal and state securities laws and any legend contained on the certificates evidencing such Shares.

Transfer:               Neither party may transfer the Transaction in whole or
                        in part, directly or indirectly, without the prior written consent of the non-transferring party.

Party A Undertaking:    As required by Section 10.1(f)(iii) of the
                        Registration Rights Agreement, Party A agrees (A) to comply with the provisions of Section 10.1 of the Registration Rights Agreement with respect to all Shares subject to this Transaction, and to inform any transferee of any such Shares in writing of the existence and exact nature of such restrictions and require any transferee to agree in writing to be bound by such restrictions; (B) to hold all such Shares free and clear of all liens, claims and encumbrances of nay kind or nature other than those securing Party B's obligations under


                                      FOIA CONFIDENTIAL TREATMENT REQUESTED


                        this Transaction, (C) not to assign or transfer this Transaction or any of its rights, duties or obligations thereunder other than in compliance with Section 10.1(f)(iii)(C) of the Registration Rights Agreement, (D) that the Issuer shall have a right to approve any proposed transferee of Shares or assignee of this Transaction of any of Party A's rights, duties or obligations thereunder, including without limitation any Affiliate (as defined in the Registration Rights Agreement) of Party A, such approval not be withheld or delayed unreasonably and (E) that the Issuer is a third party beneficiary of this Party A Undertaking and is entitled to enforce the provisions hereof against Party A.

CREDIT SUPPORT

Credit Support
Document:               The ISDA Credit Support Annex dated October 23,
                        1997, as amended from time to time, between Party A and Party B (the "Credit Support Annex"), together with the following elections and modifications.

                        Nothing herein shall be construed as creating any obligation on Party B to post collateral in connection with any transaction other than this Transaction. For purposes of this Transaction only, for purposes of Paragraph 13 of the Credit Support
                        Annex:

                        1. Party B shall deliver to Party A, on the Effective Date, as security for its obligations under this Transaction, an amount of USD cash equal to the Strike Price multiplied by the Number of Options. Party A shall deliver to Party B, on the Effective Date, as security for its obligations under this Transaction, a number of Shares equal to the Number of Options.

                        Exposure: means zero. Credit Support Amount: means the Independent Amount. Independent Amount: in respect of Party A means, a number of Shares equal to the Number of Options; and in respect of Party B means an amount of USD cash equal to the Strike Price multiplied by the Number of Options, PROVIDED THAT, in the event of an Early Exercise by Party B of one or more Call Transactions, the Independent Amount will be amended so that, as of the relevant Early Exercise Date the Independent Amount in respect of Party A will mean, a number of Shares equal to the Number of Options outstanding and unexercised as of the Early Exercise Date; and in respect of Party B means, an amount of USD cash equal to the Strike Price multiplied by the Number of Options outstanding and unexercised as of the Early Exercise Date. Eligible Collateral: in respect of Party A means, Shares: and in respect of Party B means, Cash. Custodian: Party B appoints UBS, AG, Stamford Branch as its Custodian, to hold Posted Collateral for Party B.

                        2. Voting Rights.
                        Unless an Event of Default shall have occurred and be continuing, Party B shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Shares held by or on behalf of Party B as Posted Collateral, and the Custodian shall upon receiving a written request from Party B accompanied by a certificate of an authorized officer of Party B stating that no Event of Default has occurred and is continuing, deliver to Party B or as specified in such proxies, powers of attorney, consents ratifications and waivers in respect of any of such Posted Collateral that is registered or held through a securities intermediary, in the name of the Custodian or its nominee as shall be specified in such request and be in form and substance satisfactory to the Custodian.

                        If an Event of Default shall have occurred and be continuing, Party A shall have the right, to the extent permitted by law, and PARTY B shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take


                                      FOIA CONFIDENTIAL TREATMENT REQUESTED


                        any other action with respect to any of all of the Posted Collateral with the same force and effect as if Party A were the absolute and sole owner thereof.

                        3. Interest Amounts. Paragraph 13(h) is deleted and replace with:

                              "Interest Amount. No Interest Amount will be paid on Posted Collateral held by Party A."

                        4. The paragraph titled, "Agreement as to Single Secured Party and Pledgor" of Paragraph 13(m) is deleted".

RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a transaction that (in the absence of a written agreement between the parties which expressly imposes affirmative obligations to the contrary for that transaction):

(A) Non-Reliance. Each party is acting for its own account, and has made its own independent decisions to enter into that transaction and that such transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that transaction; it being understood that information and explanation relating to the terms and conditions of a transaction shall not be considered investment advice or a recommendation to enter into that transaction. No communication, (written or oral) with the exception of the Agreement or Confirmation, received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that transaction.

(B) Assessment And Understanding. Each party is capable of assessing the merits of and understands (on its own behalf or through professional advice), and accepts, the terms, conditions and risks of that transaction. Each part is also capable of assuming and assumes, the risks of that transaction.

(C) Status of the Parties. Neither party is acting as a fiduciary or an adviser to the other in respect of that transaction.

      Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by facsimile (203-719-0538) at your earlier convenience.

Yours faithfully,
UBS AG, London Branch


By:  /s/ Rupert Hilmi            By:  /s/ Sean Taylor
   ------------------------         ----------------------------
Name:  Rupert Hilmi              Name:  Sean Taylor
Title: Associate Director        Title: Associate Director

Agreed and accepted with effect as of the date first written above


Banco Itsu S.A. Cayman Islands Branch

By:  /s/ Fernando A.N. Lima      By:  /s/ Rudolfo Henrique Fischer
   ------------------------         ------------------------------
Name:  Fernando A. N. Lima       Name:  Rudolfo Henrique Fischer
Title: Managing Director         Title: Executive Director